As filed with the Securities and Exchange Commission on April 14, 2003

                                                    Registration No. 333-_______
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          Integral Technologies, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Nevada                                                98-0163519
--------------------------------------------------------------------------------
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)

805 W. Orchard Drive, Suite 3, Bellingham, Washington            98225
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                      (Zip Code)

                  Integral Technologies, Inc. 2003 Stock Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)


William A. Ince,   805 W. Orchard Drive, Suite 3, Bellingham, Washington  98225
--------------------------------------------------------------------------------
                    (Name and address of agent for service)

                                 (360) 752-1982
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------
                                         Proposed maximum    Proposed maximum
Title of securities    Amount to be       Offering price     aggregate offering         Amount of
to be registered      Registered (1)      Per share (2)          price (2)        registration fee (2)
-------------------------------------------------------------------------------------------------------
Common Stock
 $0.001 par value            1,500,000  $              .95             1,425,000  $              115.28
=======================================================================================================
    TOTALS                   1,500,000                                 1,425,000  $              115.28
=======================================================================================================

(1) To be issued, at the sole discretion of the Registrant, directly or pursuant to options under the Integral Technologies, Inc. 2003 Stock Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 as follows:
     (i) in the case of shares of common stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of common stock which have not been issued and/or for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the bid and asked price per share of the common stock on a date within five (5) business days prior to the date of filing of this registration statement, as reported on the National Association of Securities Dealers, Inc. OTC Bulletin Board.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

     The document(s) containing the information concerning the Integral Technologies, Inc. 2003 Stock Plan, effective as of April 4, 2003 (the "Plan"), required by Item 1 of Form S-8, and the statement of availability of registrant information and other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. Integral Technologies, Inc., a Nevada corporation (the "Company"), shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement as of their respective dates:

     (a) Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002, filed October 11, 2002;

     (b) Quarterly Report on Form 10-QSB for the period ended September 30, 2002, filed November 14, 2002;

     (c) Quarterly Report on Form 10-QSB for the period ended December 31, 2002 filed February 13, 2003; and

     (d) the description of the Company's common stock contained in the Company's registration statement on Form 10-SB (File No. 000-28353) filed December 2, 1999, including any amendment or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to and subsequent to the date hereof shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM  4.  DESCRIPTION  OF  SECURITIES

     A description of the Company's common stock is contained in the Company's registration statement on Form 10-SB (File No. 000-28353) filed December 2, 1999, including any amendment or reports filed for the purpose of updating such description.


ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     Members of the law firm of Futro & Trauernicht LLC, Attorneys and Counselors at Law, counsel to the Company, and whose opinion as to the validity of the issuance of shares of Common Stock hereunder is attached as an exhibit hereto, may be issued shares of Common Stock under the Plan or granted options to purchase shares of Common Stock pursuant to the Plan.


ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

Integral's Bylaws permit indemnification to the fullest extent permitted by Nevada law. Section 78.7502 of the Nevada General Corporation Law provides that Integral may indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of Integral, by reason of the fact that the person is or was a director or officer or is or was serving at the request of Integral as a director or officer of another company, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Integral, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Additionally, Integral may indemnify a director or officer who is or was a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Integral to procure a judgment in its favor by reason of the fact that he is or was a director or officer of Integral, or serving at the request of Integral as a director or officer of another company, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Integral.

Indemnification may not be made for any claim, issue or matter as to which a director or officer has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to Integral or for amounts paid in settlement to Integral, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director or officer of Integral has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, Integral shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.


ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not  applicable.


ITEM  8.  EXHIBITS.

Exhibit Number      Description
--------------      -----------

     4.10 Articles of Incorporation, as amended and currently in effect, which define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit 3.1 of Integral's registration statement on Form 10-SB (file no. 0-28353) filed December 2, 1999).

     4.11 Bylaws, as amended and restated on December 31, 1997, which define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit 3.2 of Integral's registration statement on Form 10-SB (file no. 0-28353) filed December 2, 1999).

     5.05 Opinion of Counsel, Futro & Trauernicht LLC (filed herewith).

     10.15 Integral Technologies, Inc. 2003 Stock Plan dated April 4, 2003 (filed herewith).

     23.9           Consent  of Auditors, Pannell Kerr Forster (Filed herewith).

     23.10          Consent  of  Counsel,  Futro & Trauernicht LLC. (Included in
                    Exhibit  5.05.)

ITEM  9.  UNDERTAKINGS.

     (a)  The  undersigned  hereby  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellingham, Washington on this 14th day of April, 2003.


                                   INTEGRAL TECHNOLOGIES, INC.


                                   By:  /s/  William  A.  Ince
                                        ----------------------------------------
                                        William A. Ince, President, Secretary,
                                        Chief Financial Officer, Director


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                                  By:  /s/  William  A.  Ince
                                       -----------------------------------------
                                       William A. Ince, President, Secretary,
                                       Chief Financial Officer, Director

                                  Dated:  April 14, 2003


                                  By:  /s/  William  S.  Robinson
                                       -----------------------------------------
                                       William S. Robinson, Chairman, Chief
                                       Executive Officer, Treasurer and Director

                                   Dated:  April 14, 2003

                                  EXHIBIT INDEX


Exhibit Number      Description
--------------      -----------

     4.10 Articles of Incorporation, as amended and currently in effect, which define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit 3.1 of Integral's registration statement on Form 10-SB (file no. 0-28353) filed December 2, 1999).

     4.11 Bylaws, as amended and restated on December 31, 1997, which define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit 3.2 of Integral's registration statement on Form 10-SB (file no. 0-28353) filed December 2, 1999).

     5.05 Opinion of Counsel, Futro & Trauernicht LLC (filed herewith).

     10.15 Integral Technologies, Inc. 2003 Stock Plan dated April 4, 2003 (filed herewith).

     23.9           Consent  of Auditors, Pannell Kerr Forster (Filed herewith).

     23.10          Consent  of  Counsel,  Futro & Trauernicht LLC. (Included in
                    Exhibit  5.05.)